UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2005

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada 00-18590 84-1133368

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2005, Good Times Restaurants Inc. (the "Company") entered into an amendment (the "Amendment") to the previously reported securities purchase agreements providing for the issuance by the Company in a private placement to Pascere Investments, LLC ("Pascere"), The Erie County Investment Co. (which owns 99% of The Bailey Company, LLLP) and Eric W. Reinhard of a total of 1,240,000 shares of new Series B Convertible Preferred Stock (the "Series B Preferred Stock") for $2.50 per share. The entry by the Company into the original securities purchase agreements was reported in a Current Report on Form 8-K dated December 30, 2004 and filed with the Securities and Exchange Commission on January 3, 2005, and copies of the original securities purchase agreements were furnished as exhibits to that report. The Bailey Company currently holds a significant amount of the outstanding shares of the Company's common stock, and Geoffrey R. Bailey and David E. Bailey, two principals of The Bailey Company, are members of the Company's Board of Directors. Pascere is owned by certain individual investors who are parties to the original securities purchase agreements and the Amendment, including Alan A. Teran, a member of the Company's Board of Directors.

The Amendment was entered into primarily to amend the voting rights provisions of the Series B Preferred Stock in order to ensure compliance with Nasdaq Rule 4351. A copy of the Amendment is furnished as an exhibit to this report as set forth under Item 9.01 below.

Completion of the private placement is subject to approval by the stockholders of the Company. The private placement is currently expected to close after stockholder approval in February 2005.

This report shall not constitute an offer to sell nor a solicitation of an offer to buy any of the shares of Series B Preferred Stock. The shares of Series B Preferred Stock and the shares of common stock issuable upon conversion of the preferred stock have not been registered under the Securities Act of 1933 or any state securities laws and were offered only to accredited investors in reliance on Rule 506 of Regulation D under the Securities Act of 1933. Unless so registered, the shares of preferred stock and the shares of common stock issued upon conversion of the preferred stock may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

This report contains forward looking statements within the meaning of federal securities laws. The word "expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the pending nature of the announced financing transaction and the ability to complete the transaction, the uncertain nature of current restaurant development plans and the ability to implement those plans, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the "Risk Factors" section of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 filed with the SEC. Although the Company may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished as part of this report:

Exhibit Number	Description
10.1

Amendment to Securities Purchase Agreements dated as of January 27, 2005 among Good Times Restaurants Inc., The Erie County Investment Co., Pascere Investments, LLC and the investors signatory thereto, and Eric W. Reinhard

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: January 27, 2005 By: /s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive Officer